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As filed with the Securities and Exchange Commission on June 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NANOGEN, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	10398 Pacific Center Court, San Diego, CA 92121	33-0489621 (I.R.S. Employer Identification Number)

(Address, including zip code, of Registrant's principal executive offices)

Nanogen, Inc. 1997 Stock Incentive Plan, as amended

(Full title of the plan)

Vera P. Pardee, Esq.
Vice President, General
Counsel and Secretary
10398 Pacific Center Court,
San Diego, CA 92121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John L. Donahue, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001, including related Series A Participating Preferred Stock Purchase Rights	1,500,000	$8.61	$12,915,000	$3,229

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

    This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 17, 1998 (No. 333-50381), July 29, 1999 (File No. 333-83993) and June 15, 2000 (File No. 333-39376) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission:

  1
  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ('the Exchange Act') (File No. 0-23541);

  2.
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  3.
  The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on April 7, 1998; and

  4.
  The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.001 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A filed November 24, 1998.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.  Exhibits

Exhibit No.	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ('WSGR').
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4.)

Item 9.  Undertakings

    (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the 'Securities Act'), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Nanogen, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 19th day of June, 2001.

NANOGEN, INC.
By:	/s/ VANCE RANDY WHITE Vance Randy White Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kiernan T. Gallahue and Vera P. Pardee and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VANCE RANDY WHITE Vance Randy White	Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2001
/s/ GERARD A. WILLS Gerard A. Wills	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 19, 2001
/s/ HOWARD C. BIRNDORF Howard C. Birndorf	Chairman of the Board of Directors	June 19, 2001
/s/ VAL BUONAIUTO Val Buonaiuto	Director	June 19, 2001
Cam L. Garner	Director	June , 2001
Regina E. Herzlinger	Director	June , 2001
/s/ DAVID G. LUDVIGSON David G. Ludvigson	Director	June 19, 2001
Stelios B. Papadopoulos	Director	June , 2001

INDEX TO EXHIBITS

Exhibit No.	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ('WSGR')
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS